CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-221045 on Form N-1A of our reports dated October 16, 2020, relating to the financial statements and financial highlights of American Century Diversified Corporate Bond ETF, American Century Diversified Municipal Bond ETF, American Century Quality Diversified International ETF, American Century STOXX® U.S. Quality Growth ETF, American Century STOXX® U.S. Quality Value ETF, American Century Mid Cap Growth Impact ETF, and American Century Sustainable Equity ETF, each a series of American Century ETF Trust, appearing in the Annual Report on Form N-CSR of American Century ETF Trust for the year ended August 31, 2020, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
June 25, 2021